                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-72232 and 333-13927) of Movado Group, Inc. of our report dated March 24, 1997, except as to note 16, which is as of April 3, 1997, appearing on page F-1 of this Form 10-K.


PRICE WATERHOUSE LLP
New York, New York
April 15, 1997